EXHIBIT 10.8

                  BRIDGE LOAN AGREEMENT DATED OCTOBER 21, 2003






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                              BRIDGE LOAN AGREEMENT

         This is a loan agreement with an effective date of Tuesday, October 21, 2003, by and among Crystalix Group International Inc., a Nevada corporation, having its principal executive office at 5275 S. Arville St., Suite B116, Las Vegas, NV. 89118 (the "Company"), and the undersigned lenders of the Company ("Lenders").

         WHEREAS, The primary secured lender of the Company shall be 1 World Bancorp, LLC ("1WBC") and or it's assigns; and

         WHEREAS, The undersigned Lender and or it's assigns wish to lend a total amount of Two Million Five Hundred Thousand Dollars US ($2,500,000.00 USD) under terms and conditions as outlined within this Agreement and the executed Loan Commitment executed between the Company and 1WBC (in the form attached hereto Exhibit D)

         NOW THEREFORE, for good and valuable consideration, the Company hereby adopts and the Lender/s hereby agree as follows:

1.       NOTES.

         1.1 The Company shall issue a promissory note (in the form attached hereto Exhibit A(1) with respect to the Lender to which it applies) to the Lender/s for the amount set for to his name above.

2. USE OF PROCEEDS. The Company covenants and agrees that it shall use the loan proceeds approximately as follows: 35% in retirement of existing corporate debt, 32.5% for capital expenditures, and 32.5% for working capital.

3. COLLATERALIZATION: The Company covenants and agrees that it shall collateralize this loan with the specific collateral listed in the Collateralization Schedule (in the form attached hereto as UCC1-CUSA) and referenced in corresponding UCC documentation. It is further agreed to by all parties to this agreement that the collateral offered shall not include patents, computer software, or intellectual property other than that specifically listed in the UCC documentation contained herein. This provision shall supersede collateral considerations as outlined in previously executed agreements between the parties.

4. SOURCE OF REPAYMENT. Repayment shall come either from operating cash flow, the proceeds of an initial public offering of the Company, or other source of equity capital, as needed.

5.       CLOSING.






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         5.1      The closings of the loans hereunder shall occur either by wire transfer and/or courier, or in person at the Company premises on the said effective date, according to the Lender's preference.

         5.2 Payment of proceeds shall be made either by personal or corporate check, or by wire transfer, as follows:

         Cyrstalix Group International, Inc. Business Checking Account Bank of America
         Spring Valley Banking Center
         4290 S. Rainbow Blvd.
         Las Vegas, NV 89103
         Account#: 004961832232
         ABA#: (To be obtained from Bank of America)

         5.3 The Lender/s shall also forward, by courier to the Company, an executed Subordination Agreement with 1WBC or it's assigns.

         5.4 Upon receipt of the executed subordination agreement from each Lender, the Company shall deliver the applicable promissory note, together with an executed copy hereof, to the Lender. Upon receipt of all Company executed documentation, Lender shall review and execute all documentation and will set a funding date within a reasonable time frame.

6.       GENERAL:

         6.1 SURVIVAL. The covenant stated at Section 2 hereof shall survive the Closing.

         6.2 NOTICES. All notices hereunder shall be conveyed in writing to the Company at its headquarters address (cc: Legal Department) and to the Lender at his address as stated in the stockholder records of the Company, or at such other address as any party hereto may designate in writing. If faxed, the original notice shall follow by regular mail.

         6.3 COSTS, EXPENSES AND TAXES. Each party to this Agreement shall bear his own legal or other related expenses in connection with the preparation and/or negotiation of this Agreement.

         6.4 BROKERS, ETC. There is no broker, finder, etc. with any right to any commission in connection with this Agreement other than those previously recognized by written agreement with Lender and the Company.

         6.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, each of the Lenders, and their respective successors and assigns.

         6.6 GOVERNING LAW. The laws of the State of Nevada shall govern this Agreement.



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         6.7      EXECUTION IN COUNTERPARTS.  This  Agreement may be executed in counterpart copies via fax, and/or mailed original, all of which combined shall have the binding effect of a single agreement.






























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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

Crystalix Group International, Inc.         1 World Bancorp, LLC
                                            Acting For the Account of Certain Of
                                            Its Clients And Their Respective
                                            Registered Assigns

By:     /S/ JOHN S. WOODWARD                By: Jon Moore, Sr. Vice President
   -----------------------------------

      PRESIDENT CGI
   -----------------------------------      ------------------------------------

Date:      10/21/03                         Date:
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